Exhibit 12.1


  Hanover Compressor Company Computation of Ratio of Earnings to Fixed Charges
                       (Amounts in thousands of dollars)

                                                                   YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                        2000       1999      1998      1997      1996
                                                       -------    -------   -------   -------   -------
                                                      (Restated)
Earnings:
Pretax income from continuing operations............   $ 81,471   $63,586   $49,636   $28,685   $16,953

Add:
Interest on indebtedness and amortization of
 debt expense and discount(1).......................     15,054     9,064    11,716    10,728     6,594
Interest component of leasing and rent expense......     46,132    22,486     6,310       113       132
Equity in losses of joint ventures..................          -         -       137       342         -
                                                       --------   -------   -------   -------   -------
 Earnings as adjusted                                   142,657    95,136    67,799    39,868    23,679
                                                       --------   -------   -------   -------   -------
Fixed charges:
Interest on indebtedness, amortization of debt
 expense and discount and capitalized interest(1)...     16,589    10,597    11,716    10,728     6,594
Interest component of leasing and rent expense......     46,132    22,486     6,310       113       132
                                                       --------   -------   -------   -------   -------
 Fixed charges......................................     62,721    33,083    18,026    10,841     6,726
                                                       --------   -------   -------   -------   -------
Ratio of earnings to fixed charges..................       2.27      2.88      3.76      3.68      3.52
                                                       ========   =======   =======   =======   =======

-------------
(1) Includes distributions on mandatorily redeemable convertible preferred securities.

         Hanover Compressor Company Computation of Ratio of Earnings to
                 Combined Fixed Charges and Preferred Dividends
                       (Amounts in thousands of dollars)


                                                                     YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------------
                                                          2000       1999      1998      1997      1996
                                                        --------    -------   -------   -------   -------
                                                       (Restated)
Earnings:
Pretax income from continuing operations............    $ 81,471    $63,586   $49,636   $28,685   $16,953


Add:
Interest on indebtedness and amortization of
 debt expense and discount(1).......................      15,054      9,064    11,716    10,728     6,594
Interest component of leasing and rent expense......      46,132     22,486     6,310       113       132
Equity in losses of joint ventures..................           -          -       137       342         -
                                                        --------    -------   -------   -------   -------
 Earnings as adjusted                                    142,657     95,136    67,799    39,868    23,679
                                                        --------    -------   -------   -------   -------
Fixed charges:
Interest on indebtedness, amortization of debt
 expense and discount and capitalized interest(1)...      16,589     10,597    11,716    10,728     6,594
Interest component of leasing and rent expense......      46,132     22,486     6,310       113       132
Preferred dividend requirements.....................           -          -         -         -    11,560
                                                        --------    -------   -------   -------   -------
 Fixed charges and preferred dividends..............      62,721     33,083    18,026    10,841    18,286
                                                        --------    -------   -------   -------   -------
Ratio of earnings to combined fixed charges and
 preferred dividends................................        2.27       2.88      3.76      3.68      1.29
                                                        ========    =======   =======   =======   =======

(1) Includes distributions on mandatorily redeemable convertible preferred securities.